SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


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                                 FORM 8-K


                              CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (date of earliest event reported):  July 17, 2003


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                   Micro Laboratories, Inc.
              (Exact name of Small Business Issuer in its charter)

   NEVADA                    000-28787           05-049-4587
 (State or other jurisdiction of           Commission                  (I.R.S. Employer
  incorporation or organization            File Number                 Identification No.)

29 Lakeside Drive, Johnston, Rhode Island                  02919
 (Address of principal executive offices)           (Zip Code)

Registrant's Telephone number, including area code: (401) 949-3562


                     NOT APPLICABLE
                  -------------------
          (Former name or former address, if changed since last report)




Item 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
 (a)  Effective July 17, 2003, the accounting firm of Prescott
Chatellier Fontaine & Wilkinson, LLP (formerly Cayer Prescott Clune & Chatellier, LLP) resigned as the Company's auditor.

Prescott Chatellier Fontaine & Wilkinson, LLP's reports on the financial statements of Micro for the fiscal year ended March 31, 2002 and 2001 contained an explanatory paragraph stating that the Company was in the development stage and had not commenced its principal
operations from the date of inception on August 8, 1997.       During
Micro's period ended March 31, 2002 and the interim period through the date of dismissal, there were no disagreements on any matter of accounting. However, for the March 31, 2002 period end the Company was informed by the auditor, that the 10-QSB for December 31, 2001 needed to be amended to correct mistakes in the Company's financial statements discovered during the audit. Also, the Company was informed that in accordance with Rule 10-01(d) that the interim financial statements in quarterly reports (10-QSB) needed to be reviewed by the independent public accounting firm. The Company has not allow the independent accountants to review its quarterly filings (10-QSB) for the periods ended June 30,2001, September 30, 2001 and December 31, 2001. Further, the 10-QSBs filed (if any) during the period ended March 31, 2003 have not been reviewed by the independent accountants.

(b) On July 17, 2003, the board of directors of Micro engaged the accounting firm of James E. Scheifley & Associates, P.C. as principal accountants of Micro for the fiscal year ended March 31, 2003. Micro has not consulted James E. Scheifley & Associates, P.C. during Micro's two most recent fiscal years and the interim period for the quarter ended December 31, 2002.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS

               16   Letter regarding change in certifying accountant
from Prescott Chatellier Fontaine & Wilkinson, LLP to the Securities Exchange Commission. (To be filed by amendment)







Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Micro Laboratories, Inc.


Date:   October 1, 2003

By: /s/ Robert Thistle
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Robert Thistle
President